Exhibit 10.2

AMENDMENT NO. 3 TO INVESTMENT AGREEMENT

THIS AMENDMENT NO. 3 TO INVESTMENT AGREEMENT (this “Amendment”), dated as of September 25, 2020 (the “Effective Date”), is entered into by and between Cohen & Company, LLC, a Delaware limited liability company (the “Company”), and Cohen Bros. Financial LLC, a Delaware limited liability company (“Investor”). Capitalized terms used herein but otherwise not defined shall have the meanings ascribed to such terms in the Investment Agreement (as defined below).

RECITALS:

WHEREAS, on September 29, 2017, the Company and Investor entered into the Investment Agreement (the “Investment Agreement”), pursuant to which, among other things, Investor agreed to invest $8,000,000 into the Company in exchange for the Investment Return Monthly Payments to be made by the Company to Investor pursuant to the terms and conditions of the Investment Agreement;

WHEREAS, on September 25, 2019, the Company and Investor entered into Amendment No. 1 to the Investment Agreement (“Amendment No. 1”), to, among other things, (i) decrease the Investment Amount from $8,000,000 to $6,500,000; and (ii) amend the definition of “Investment Return” in each case, subject to the terms and conditions of Amendment No. 1;

WHEREAS, on December 4, 2019, the Company and Investor entered into Amendment No. 2 to the Investment Agreement (“Amendment No. 2”), to, among other things, further amend the definition of “Investment Return,” subject to the terms and conditions of Amendment No. 2; and

WHEREAS, the Company and Investor desire to further amend the Investment Agreement to (i) provide that no Investor Redemption or Company Redemption may occur prior to January 1, 2021; and (ii) that no Investor Redemption or Company Redemption may be consummated unless the Company’s consummation thereof does not violate the terms and conditions of any loan agreement to which the Company is then a party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.         Amendments Section 6 of the Investment Agreement. Effective as of the Effective Date, Section 6 of the Investment Agreement is hereby deleted in its entirety and replaced with the following language:

“6.      Redemption Rights.

(a)       Investor Redemption.  At any time following January 1, 2021, Investor may cause the Company to pay to Investor (an “Investor Redemption”) an amount equal to the Investment Balance, plus an amount equal to any accrued but unpaid Investment Return from the start of the then current calendar month through the day prior to the closing of the Company Redemption.  Notice of the Investor Redemption shall be provided by Investor to the Company at least sixty (60) days prior to the closing of the Investor Redemption.  The Company shall have the right to accelerate the closing date of the Investor Redemption to any business day of its choice that is on or after the January 1, 2021.  Subject to Section 5(d), following the closing of the Investor Redemption, Investor shall have no further rights, title or interest in the Company and/or its subsidiaries or affiliates arising out of or as a result of this Agreement.

(b)       Company Redemption.  At any time following January 1, 2021, the Company may pay to Investor (a “Company Redemption”) an amount equal to the Investment Balance, plus an amount equal to any accrued but unpaid Investment Return from the start of the then current calendar month through the day prior to the closing of the Company Redemption.  Notice of the Company Redemption shall be provided by the Company to Investor at least sixty (60) days prior to the closing of the Company Redemption.  Subject to Section 5(d), following the closing of the Company Redemption, Investor shall have no further rights, title or interest in the Company and/or its subsidiaries or affiliates arising out of or as a result of this Agreement.

(c)        Limitations on Investor Redemptions and Company Redemptions. Notwithstanding anything to the contrary herein, no Investor Redemption or Company Redemption may be consummated unless the Company’s consummation thereof does not violate the terms and conditions of any loan agreement to which the Company is then a party.”

2.          No Other Changes. Except as expressly amended by this Amendment, all of the terms and conditions of the Investment Agreement shall continue in full force and effect and shall be unaffected by this Amendment.

3.          Amendment. This Amendment may not be amended or modified except by a written agreement executed by the Company and Investor.

4.          Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.  THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. THE PARTIES FURTHER AGREE THAT ANY ACTION BETWEEN THEM SHALL BE HEARD IN NEW YORK, NEW YORK, AND EXPRESSLY CONSENT TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS SITTING IN NEW YORK, NEW YORK, FOR THE ADJUDICATION OF ANY CIVIL ACTION ASSERTED PURSUANT TO THIS AMENDMENT.  EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.          Headings. The sections and other headings contained in this Amendment are for reference purposes only and shall not affect the meaning or interpretation of this Amendment.

6.         Binding Effect. This Amendment shall be binding upon and inure to the benefit of the Company and the Noteholder and their respective heirs, successors and permitted assigns.

7.         Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement.  A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 3 to Investment Agreement as of the date first written above.

COMPANY:

COHEN & COMPANY, LLC

By:	/s/ Joseph W. Pooler, Jr.
Name: Joseph W. Pooler, Jr.
Title: Executive Vice President, Chief Financial Officer and Treasurer

INVESTOR:

COHEN BROS. FINANCIAL LLC

By:	/s/ Daniel G. Cohen
Name: Daniel G. Cohen
Title: Managing Member